EXHIBIT 99.1
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[CROSSWALK LOGO]

Gary Struzik, CFO
703-788-4123
gstruzik@crosswalk.com

            CROSSWALK.COM, INC. SIGNS LETTER OF INTENT TO SELL PORTAL
               AND EMAIL OPERATIONS TO SALEM COMMUNICATIONS, INC.

Chantilly, VA - June 3, 2002. Crosswalk.com, Inc. (NASDAQ: AMEN) today announced that it has signed a letter of intent to sell its award-winning crosswalk.com portal site (www.crosswalk.com) and extensive email business to Salem Communications (NASDAQ: SALM) for $4.1 million. The cash sale is subject to among other things, the parties reaching a definitive agreement, shareholder approval and the receipt of a fairness opinion by Crosswalk.

"I believe that this transaction represents the proper synergy of resources for CROSSWALK.COM'S vision and mission to thrive well into the future and is consistent with our stated goal of maximizing shareholder value," said President and CEO Scott Fehrenbacher. "As the recognized leading media company serving the faith-based audience, Salem Communications is uniquely positioned to leverage the value of the Crosswalk brand and operational expertise to serve our viewers and advertisers for years to come," he added.

Proceeds from the sale will initially remain in the Company. In the immediate future, the Company plans to continue its offline advertising business, currently serving over fifty advertisers and 225,000 churches. Going forward, the Company's vision is to seek to utilize the proceeds to acquire cash producing assets in order to maximize return for the common shareholders.

CROSSWALK.COM (http://www.crosswalk.com) provides a comprehensive range of content and community services to support the integration of faith and values into everyday life. Featured channels include Entertainment, News, Money, Spiritual Life, Homeschool, Women, Travel, and Live It--"Today's best advice from Christian books." Other free Crosswalk.com services include: Bible Study Tools, "The most comprehensive online Bible resource;" Crosswalk.com Web Directory, "The largest Christian directory on the Web;" My Investigator, "The nation's leading source for cultural investment screening;" and live Chat and Forum communities, and over three dozen free e-mail newsletters.

Crosswalk will soon file a proxy statement, inclusive of other relevant
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documents concerning the proposed asset sale transaction, with the SEC.
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Investors are urged to read this proxy statement when it becomes available with
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the SEC because it will contain important information on the proposed
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transaction. Once filed with the SEC, you may obtain this document free of
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charge at the Website maintained by the SEC at www.sec.gov. In addition, once
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filed, you may obtain the proxy statement free of charge by submitting a written
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request to Crosswalk.com, 4100 Lafayette Center Dr. Suite 110, Chantilly, VA
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20151, attn: investor relations, or by telephone at (703) 788-4123. Crosswalk
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and its directors and officers may be deemed to be participants in the
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solicitation of proxies from Crosswalk stockholders. The names of directors and
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officers and description of their interests in Crosswalk and the transaction, if
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any, will be contained in the proxy statement to be filed by Crosswalk. Any
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additional information about the directors and officers of Crosswalk can be
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found in Crosswalk's proxy statement for its 2002 Annual Meeting of stockholders
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dated March 29, 2002.
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This press release may contain forward-looking statements that involve risks and uncertainties concerning Crosswalk.com's expected financial performance. The potential risks and uncertainties include, among others, the Company's ability to close on the asset sale herein disclosed and its ability to carry out its future acquisition strategy. These forward-looking statements are made in reliance on the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Crosswalk.com, Inc.'s future results please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from Crosswalk.com, Inc. investor relations.

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